Exhibit 3.8

) L O HI GL F %HL XQ VR LIWQ KH HV V 2 I 1 X & ) L O L Q J 1 X P E H 6 H F U H W ) D L O U \ H G R I 2 Q 6 W D W X P H U R I 6 W D W H 1 2 I E 1 H Y D G D 3 D